Exhibit 99.1

Raptor Pharmaceutical Corp. Reports Second Quarter 2015 Financial Results and Provides Corporate Update

PROCYSBI® Product Sales Increased 43% Year over Year to $23.3 Million in Second Quarter

Balance Sheet Strengthened with over $220 Million in Cash, Cash Equivalents and Short-Term Investments as of June 30, 2015

Company to Host Conference Call and Webcast Today at 4:30 p.m. ET/1:30 p.m. PT

NOVATO, Calif., August 6, 2015 -- Raptor Pharmaceutical Corp. (NASDAQ: RPTP) today announced financial results for the three and six months ended June 30, 2015 and provided an update on recent corporate developments.

Summary

Global net product sales for PROCYSBI® (cysteamine bitartrate) delayed-release capsules were $23.3 million for the second quarter ended June 30, 2015 compared to $16.3 million for the same period in 2014, representing a growth of 43% year over year.

Raptor reported a net loss on a GAAP basis of $13.9 million for the second quarter, or $0.17 per share.

Cash and cash equivalents were $193.0 million while short-term investments were $27.5 million as of June 30, 2015. Cash balances were bolstered by $92.0 million in net proceeds from an underwritten public offering completed in April.

Raptor affirms its 2015 financial guidance of global net product sales for PROCYSBI of between $80 and $90 million and non-GAAP operating expenses, excluding cost of sales and non-cash stock-based compensation expense, of between $115 and $125 million.

“We are pleased with the commercial performance of PROCYSBI this quarter, which exceeded our expectations,” said Julie Anne Smith, President and CEO of Raptor Pharmaceutical Corp. “We remain focused on creating additional shareholder value with the continued growth of PROCYSBI and new indications for RP103 in Huntington’s disease, pediatric NASH and mitochondrial diseases. I look forward to updating you on our progress throughout the rest of the year.”

 Second Quarter 2015 Financial Highlights

Raptor provides non-GAAP financial measures, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the section of this press release below entitled "Non-GAAP Financial Information and Other Disclosures" for further discussion on this subject.

Net Product Sales

PROCYSBI global net product sales for the second quarter of 2015 were $23.3 million compared to $16.3 million for the second quarter of 2014. Revenue growth in the second quarter of 2015 was driven by further market penetration in the U.S., Germany and other European and ex-U.S. territories. In the quarter, the company recorded sales in nine countries: U.S., Germany, Austria, Switzerland, Norway, Denmark, Brazil, Israel and Slovenia.

Cost of Sales

Cost of sales were $2.6 million for the second quarter of 2015, compared to $1.0 million for the second quarter of 2014. Cost of sales were higher in the second quarter of 2015 than in the second quarter of 2014 due to increases in both product sales and inventory reserves.

Research & Development (R&D)

R&D expenses were $11.9 million for the second quarter of 2015 compared to $11.1 million for the second quarter of 2014. The increase was primarily due to increases in preclinical studies and lab services on research and discovery projects.

Selling, General and Administrative (SG&A)

SG&A expenses were $17.8 million for the second quarter of 2015 compared to $13.3 million for the second quarter of 2014. The increase mainly resulted from increased staffing and promotional support for commercial operations of PROCYSBI worldwide, corporate expenses and professional fees, and modifications to a non-employee director’s stock awards.

Interest Expense

Interest expense was $4.8 million for the second quarter of 2015 compared to $3.5 million for the second quarter of 2014. The increase was primarily attributable to interest on an increase of $10.0 million of principal in Raptor’s loan agreement with HealthCare Royalty Partners and to interest due on $60.0 million in convertible notes, with both increases effective July 1, 2014.

Net Loss

GAAP net loss in the second quarter of 2015 was $13.9 million, or $0.17 per share, compared to a net loss of $12.7 million, or $0.20 per share, in the second quarter of 2014.

Non-GAAP net loss, which excludes non-cash stock-based compensation expense, for the second quarter of 2015 was $9.6 million, or $0.12 per share, compared to a Non-GAAP net loss of $9.4 million, or $0.15 per share, in the second quarter of 2014.

Cash, Cash Equivalents and Short-Term Investments

Raptor ended the second quarter of 2015 with $193.0 million in cash and cash equivalents and $27.5 million in short-term investments.

2015 Financial Guidance

•	Raptor reiterates its 2015 global net product sales guidance for PROCYSBI of $80 to $90 million.

•	The company reconfirms full-year non-GAAP operating expense guidance range of $115 million to $125 million, which excludes cost of sales and non-cash stock-based compensation expense.

Product and Pipeline Updates

PROCYSBI for Nephropathic Cystinosis

•	PROCYSBI is currently commercially available to patients in the U.S., where it is the market leader in nephropathic cystinosis. PROCYSBI is also commercially available in Europe and several emerging markets where uptake continues to grow. In addition, during the second quarter of 2015, Raptor recognized on a named patient basis its first deliveries to Israel and Slovenia. Raptor expects to make further shipments in new territories during the second half of 2015.

•	The Prescription Drug User Fee Act (PDUFA) date for the FDA’s decision on the potential label expansion for PROCYSBI to include nephropathic cystinosis patients aged 2-6 years is August 14, 2015.

RP103 for Huntington’s Disease (HD)

•	An update on the regulatory pathway in Huntington’s disease, along with data from the 36-month time-point for the RP103 CYST-HD study is expected in the fourth quarter of 2015.

RP103 for Pediatric Non-alcoholic Steatohepatitis (NASH)

•	All enrolled patients have completed the Week 52 visit in the Phase 2b pediatric NASH (CyNCh) trial, with 86% of randomized subjects completing 52 weeks of treatment and receiving their end-of-study liver biopsy.

•	Evaluation of all final biopsies by a blinded central reader has occurred and data is expected in the third quarter of 2015, provided the National Institute of Diabetes and Digestive Kidney Diseases (NIDDK) completes its data analysis as expected.

RP103 for Mitochondrial Diseases

•	The Phase 2 RP103 study for mitochondrial diseases, including Leigh syndrome, remains ongoing. More than 50% of the planned total number of patients have been enrolled in the study.

•	The first interim analysis occurred after 4 patients completed 24 weeks of treatment and the trial will continue as planned. There were no safety signals that would impact trial continuation.

•	Raptor expects to conduct a second interim analysis after 12 patients have completed 24 weeks of treatment, which is now expected to occur in the first quarter of 2016 based on the pace of enrollment.

Anticipated Upcoming Milestones

•	August 14, 2015 – PDUFA date for label expansion for PROCYSBI to include nephropathic cystinosis patients aged 2-6 years

•	3Q 2015 – RP103 Phase 2b CyNCh data in pediatric NASH

•	4Q 2015 – 36-month data from the RP103 Phase 2/3 CYST-HD study in Huntington’s disease

•	4Q 2015 – Regulatory guidance update regarding the clinical development and regulatory pathway of RP103 in Huntington’s disease

Conference Call and Webcast Information

Raptor will conduct a conference call and live audio webcast at 4:30 p.m. ET (1:30 p.m. PT) today. The live call may be accessed by dialing (877) 710-6201 for domestic callers or (616) 548-5611 for international callers and using the conference ID number 87590408. A live webcast of the conference call will be available online from the investor relations section of the company website at www.raptorpharma.com. After the call, a webcast replay will be available on the Raptor website for 90 days while a telephone replay will be available for 5 days. This can be accessed by dialing (855) 859-2056 for domestic callers, or (404) 537-3406 for international callers, and using the conference ID number 87590408.

Non-GAAP Financial Information and Other Disclosures

Raptor uses non-GAAP financial measures, such as non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating expense, to assess and analyze its operational results and trends and to make financial and operational decisions. Raptor believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Raptor’s operating performance and exclude non-cash stock-based compensation expenses which fluctuate from period to period based on factors that are not within the company’s control, such as the company’s stock price. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net loss, net loss per share and total operating expense, and should not be considered measures of Raptor’s liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance calculated in accordance with GAAP and should only be used to supplement an understanding of Raptor’s operating results as reported under GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the table accompanying this press release after the unaudited consolidated financial statements. We provide operating expense guidance on a Non-GAAP basis as projected GAAP operating expense for 2015 is not readily determinable due to the volatility of the company’s common stock, which directly affects stock-based compensation expense.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. is a global biopharmaceutical company focused on the development and commercialization of life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company is engaged in multiple therapeutic areas such as nephropathic cystinosis, Huntington’s disease (HD), pediatric nonalcoholic steatohepatitis (pNASH), and Leigh syndrome and mitochondrial diseases including Leigh syndrome. With an approved product in the U.S. and EU, Raptor also holds several orphan drug designations, including exclusivity for nephropathic cystinosis in the U.S. and EU, and orphan drug designation for HD in the U.S. and EU. A request for orphan designation for Leigh syndrome has been submitted to the FDA. Raptor holds intellectual property for the use of cysteamine in HD and other neurodegenerative disorders including Parkinson’s disease and Rett syndrome. For additional information, please visit www.raptorpharma.com.

About PROCYSBI® (cysteamine bitartrate) delayed-release capsules

PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older. It is contraindicated in patients with a hypersensitivity to penicillamine. The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash. For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding: Raptor’s expected net product sales for PROCYSBI for 2015; projected non-GAAP operating expenses for 2015 and volatility of the company’s common stock price and its effect on stock-based compensation expense; growth of the company’s core business; the timing of announcement of clinical data, including the timing of topline data release from the 36-month stage of the Phase 2/3 Huntington’s disease (CYST-HD) trial; timing of the announcement of data read out by the NIDDK of the Phase 2b pediatric NASH (CyNCh) trial; shipments in new territories and the timing of those shipments; clinical trial activities and results; regulatory filings, decisions and updates and upcoming milestones. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: market acceptance and sales of PROCYSBI in the U.S. and other territories; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report for the twelve months ended December 31, 2014 on Form 10-K filed with the SEC on March 2, 2015, Raptor’s quarterly report for the quarterly period ended March 31, 2015 on Form 10-Q filed with the SEC on May 7, 2015 and other periodic reports filed with SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

CONTACT: Kimberly Lee, D.O. Vice President, Corporate Strategy and Communications (415) 408-6351 klee@raptorpharma.com	MEDIA CONTACT: Cammy Duong Canale Communications (619) 849-5382 cammy@canalecomm.com

INVESTOR CONTACT: Robert H. Uhl Managing Director Westwicke Partners, LLC (858) 356-5932 robert.uhl@westwicke.com

Raptor Pharmaceutical Corp.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except shares and per share data)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$192,994	$149,613
Restricted cash	1,515	1,562
Short-term investments	27,496	-
Accounts receivable	13,167	7,455
Inventories	5,320	9,134
Prepaid expenses and other	2,326	3,841
Total current assets	242,818	171,605
Noncurrent assets:
Fixed assets, net	7,568	5,880
Goodwill	3,275	3,275
Intangible assets, net	2,855	2,974
Other assets	4,744	5,332
Total Assets	$261,260	$189,066

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,417	$2,550
Accrued liabilities	19,817	16,859
Common stock warrant liability	-	711
Note payable, current portion	12,000	9,000
Total current liabilities	35,234	29,120
Noncurrent liabilities:
Note payable, net of current portion	45,000	51,000
Convertible notes	60,000	60,000
Total liabilities	140,234	140,120

Stockholders' equity:
Preferred stock, $0.001 par value per share, 15,000,000 shares authorized, zero shares issued and outstanding	-	-
Common stock, $0.001 par value per share, 150,000,000 shares authorized, 81,032,050 and 68,861,366 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	81	69
Additional paid-in capital	412,949	306,832
Accumulated other comprehensive loss	(478)	(60)
Accumulated deficit	(291,526)	(257,895)
Total stockholders' equity	121,026	48,946
Total Liabilities and Stockholders' Equity	$261,260	$189,066

Raptor Pharmaceutical Corp.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except shares and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Net product sales	$23,332	$16,313	$43,785	$28,447
Cost of sales	2,640	995	6,362	2,309
Gross profit	20,692	15,318	37,423	26,138

Operating expenses:
Research and development	11,877	11,077	28,429	20,624
Selling, general and administrative	17,770	13,326	32,608	25,390
Total operating expenses	29,647	24,403	61,037	46,014

Loss from operations	$(8,955)	$(9,085)	$(23,614)	$(19,876)

Interest income	68	10	95	41
Interest expense	(4,784)	(3,497)	(9,282)	(6,476)
Foreign currency transaction gain (loss)	232	19	(243)	36
Adjustment to fair value of common stock warrants	(440)	(134)	(495)	(1,297)
Net loss before provision for income taxes	(13,879)	(12,687)	(33,539)	(27,572)
Provision for income taxes	(70)	(6)	(92)	(12)

Net Loss	$(13,949)	$(12,693)	$(33,631)	$(27,584)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	129	48	(418)	197

Comprehensive Loss	$(13,820)	$(12,645)	$(34,049)	$(27,387)

Net loss per share:
Basic and diluted	$(0.17)	$(0.20)	$(0.45)	$(0.44)

Weighted-average shares outstanding:
Basic and diluted	79,771,454	62,652,079	74,485,415	62,414,793

Raptor Pharmaceutical Corp.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands, except shares and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Net loss	$(13,949)	$(12,693)	$(33,631)	$(27,584)

Stock-based compensation expense	4,311	3,275	7,165	5,650

Non-GAAP Loss	$(9,638)	$(9,418)	$(26,466)	$(21,934)

Non-GAAP Net loss per share:
Basic and diluted	$(0.12)	$(0.15)	$(0.36)	$(0.35)

Weighted-average shares outstanding:
Basic and diluted	79,771,454	62,652,079	74,485,415	62,414,793